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                                                                    Exhibit 5


                                     February 16, 1994




Society Corporation
127 Public Square
Cleveland, Ohio  44114

Gentlemen:

                 As counsel for Society Corporation (the "Company"), we are familiar with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, with respect to 400,000 of the Company's Common Shares, $1 par value each and related rights to purchase Common Shares, (the "Shares") to be issued in connection with the Company's Employees' Stock Purchase Plan (the "Plan").

                 In connection with the foregoing, we have examined the following:

                 1. The Amended Articles of Incorporation and the Amended Regulations of the Company, both as amended to date;

                 2. The records relating to the organization of the Company and such other records of corporate proceedings and such other documents as we deemed it necessary to examine as a basis for the opinions hereinafter expressed;

                 3. The Registration Statement (including Exhibits thereto) to be filed with the Securities and Exchange Commission; and

                 4. Copies of the Plan, and the records of the proceedings of the Board of Directors of the Company relating to the adoption and approval thereof.

                 Based upon such examination, we are of the opinion that:

                 A. The Company is a corporation duly organized and validly existing under the laws of the State of Ohio.
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Society Corporation
February 16, 1994
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                 B.  The Shares have been duly authorized and, when issued
and delivered pursuant to the Plan and in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable.

                 We hereby consent to the filing of this Opinion as Exhibit 5 to the Registration Statement and to the use of our name therein.

                                                Very truly yours,



                                                /s/ Thompson, Hine and Flory
                                                ----------------------------
                                                THOMPSON, HINE AND FLORY